As filed with the Securities and Exchange Commission on August 25, 2022

Registration No. 333-266962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INOTIV, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-1345024
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

2701 Kent Avenue
West Lafayette, Indiana 47906-1382
(765) 463-4527
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Beth Taylor
Chief Financial Officer and
Vice President of Finance

Inotiv, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906-1382
(765) 463-4527
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Griffin D. Foster

Christine G. Long

Faegre Drinker Biddle & Reath LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

From time to time after the effectiveness of this registration statement (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Inotiv, Inc. is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-266962) (the “Registration Statement”) as an exhibits-only filing to add Exhibits 25.1 and 25.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 16 of the Registration Statement and the signature page to the Registration Statement. The remainder of the Registration Statement, including the prospectus, is unchanged and has been omitted.

Item 16. Exhibits.

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number		Exhibit

1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Articles of Incorporation of Inotiv, Inc. as amended (incorporated by reference to Exhibit 3.1 to Form 8-K filed November 5, 2021).

3.2		Second Amended and Restated Bylaws of Inotiv, Inc., as amended (incorporated by reference to Exhibit 3.2 to Form 8-K filed March 19, 2021).

4.1		Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 333-36429).

4.2	*	Form of Preferred Stock Certificate

4.3	**	Form of Senior Indenture

4.4	**	Form of Subordinated Indenture

4.5	*	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate)

4.6	*	Form of Warrant Agreement

4.7	*	Form of Warrant

4.8	*	Form of Rights Agent Agreement (including form of Rights Certificate)

4.9	*	Form of Unit Agreement (including form of Unit Certificate)

5.1	**	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	**	Consent of RSM US LLP

23.2	**	Consent of BDO USA, LLP

23.3	**	Consent of Faegre Drinker Biddle & Reath LLP

24.1	**	Powers of Attorney (included on signature page)

25.1	#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Senior Indenture filed as Exhibit 4.3 above

25.2	#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Subordinated Indenture filed as Exhibit 4.4 above

107	**	Filing Fee Table

*To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**Previously filed.

# To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, Indiana on August 25, 2022.

INOTIV, INC.

By:	/s/ Robert W. Leasure, Jr.
Robert W. Leasure, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert W. Leasure, Jr.	President, Chief Executive Officer	August 25, 2022
Robert W. Leasure, Jr.	and Director (Principal Executive Officer)

/s/ Beth A. Taylor	Chief Financial Officer and Vice President of Finance	August 25, 2022
Beth A. Taylor	(Principal Financial and Accounting Officer)

*	Director	August 25, 2022
Nigel Brown, Ph.D.

*	Director	August 25, 2022
Scott Cragg

	Director	August 25, 2022
Gregory C. Davis, Ph.D.

*	Director	August 25, 2022
Richard A. Johnson, Ph.D.

*	Director	August 25, 2022
R. Matthew Neff

*	Director	August 25, 2022
John E. Sagartz, DVM, Ph.D., DACVP

*By:	/s/ Robert W. Leasure, Jr.
Robert W. Leasure, Jr. Attorney-in-Fact